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                                                                      Exhibit 11

                                CEM CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                 1995                    1994
                                                             ------------            ------------
Net income.......................................            $    677,000            $    620,000
                                                             ============            ============

Weighted average number of shares outstanding....               3,617,000               3,691,000

Number of shares purchasable upon exercise of options,
   reduced by the number of shares which could have
   been purchased with proceeds from exercise of such
   options at average market price...............                131,000                  86,000
                                                             -----------             -----------

Weighted average number of shares outstanding,
   as adjusted...................................               3,748,000               3,777,000
                                                             ============            ============

Primary earnings per share.......................            $        .18            $        .16
                                                             ============            ============


Net income.......................................            $    677,000            $    620,000
                                                             ============            ============

Weighted average number of shares outstanding....               3,617,000               3,691,000

Number of shares purchasable upon exercise of
   options, reduced by the number of
   shares which could have been purchased with
   proceeds from exercise of such options at the
   greater of period-end market price or
   average market price..........................                 140,000                  97,000
                                                             ------------            ------------

Weighted average number of shares outstanding,
   as adjusted...................................               3,757,000               3,788,000
                                                             ============            ============

Earnings per common share,
   assuming full dilution........................            $        .18            $        .16
                                                             ============            ============





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